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Exhibit 23.2

Giroux Consultants Limited
1215 - 675 W. Hastings St.
Vancouver, B.C. V6B 1N2

CONSENT OF GIROUX CONSULTANTS LIMITED

        The undersigned, Giroux Consultants Limited, hereby states as follows:

        Our firm assisted with a technical study, completed in 2006 (the "2006 Review") concerning mineralized material in the Amayapampa property, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties — Amayapampa — Geology" in this Annual Report on Form 10-K for the year ended December 31, 2007 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the 2006 Review, including the reference to our firm included with such information, as set forth above in the Form 10-K.

GIROUX CONSULTANTS LIMITED
	By:	/s/ G. H. GIROUX Name: G. H. Giroux Title: President
Date: March 11, 2008

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  Exhibit 23.2
Giroux Consultants Limited 1215 - 675 W. Hastings St. Vancouver, B.C. V6B 1N2
CONSENT OF GIROUX CONSULTANTS LIMITED